UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VARONIS SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 26, 2018

Meeting Information
VARONIS SYSTEMS, INC.	Meeting Type: Annual Meeting
For holders as of: February 26, 2018
	Date: April 26, 2018	Time: 4:00 PM EDT
	Location:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036

VARONIS SYSTEMS, INC. 1250 BROADWAY, 29TH FLOOR NEW YORK, NY 10001	You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these  shares.  This  communication  presents  only  an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Form 10-K 2. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow → (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 15, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow → available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR the following:
1.	To elect the three nominees for director named below to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders.
Nominees
01 Gili Iohan	02 Ofer Segev	03 Rona Segev-Gal

The Board of Directors recommends you vote FOR the following proposal:
2.	Advisory vote to approve the Company's executive compensation, as disclosed in the proxy statement

The Board of Directors recommends you vote 1 YEAR on the following proposal:
3.	Advisory vote on the frequency of holding an advisory vote on executive compensation.

The Board of Directors recommends you vote FOR proposals 4 and 5:
4.	To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

5.	To conduct any other business properly brought before the meeting.